                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              Brunswick Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BRUNSWICK BANCORP

                              439 Livingston Avenue

                         New Brunswick, New Jersey 08901

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 27, 1999

         Notice is hereby given that the Annual Meeting of Shareholders of Brunswick Bancorp (the "Company"), will be held at 3:00 P.M. on Tuesday, April 27, 1999 at the office of Brunswick Bank and Trust Company (the "Bank"), located at 439 Livingston Avenue, New Brunswick, New Jersey 08901, for the purpose of considering and voting upon the following matters:

         1. The election of 10 nominees named in the accompanying Proxy Statement to serve as directors of the Company.

         2.       Such other business as may properly come before the Meeting.

         Shareholders of record at the close of business on March 30, 1999 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the meeting, it is suggested that the enclosed proxy be executed and returned to the Company. You may revoke your proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company.

                                            By Order of the Board of Directors

                                            /s/THOMAS FORNALE
                                            THOMAS FORNALE, Secretary

April 14, 1999

                  IMPORTANT - PLEASE MAIL YOUR PROXY STATEMENT

         You are urged to sign and return the enclosed Proxy to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                                BRUNSWICK BANCORP
                              439 Livingston Avenue
                         New Brunswick, New Jersey 08901

                                 PROXY STATEMENT
                              DATED APRIL 14, 1999

                       GENERAL PROXY STATEMENT INFORMATION

OUTSTANDING SECURITIES AND VOTING RIGHTS

        This Proxy Statement is furnished in connection with the solicitation of the Board of Directors of Brunswick Bancorp (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held at 3:00 P.M. on Tuesday, April 27, 1999 at the office of Brunswick Bank & Trust Company (the "Bank"), located at 439 Livingston Avenue, New Brunswick, New Jersey 08901. This proxy is first being mailed to shareholders on approximately April 14, 1999.

        The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting was March 30, 1999. Only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting.

        On the record date, 902,266 shares of common stock, par value $2.00 per share, were outstanding and eligible to be voted at the Annual Meeting.

        Each share of common stock is entitled to one vote. All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the 10 nominees for director named in this Proxy Statement, unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matter properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion.

        At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholders meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. Where state law or the Company's Certificate of Incorporation or Bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes. Directors are elected by a plurality of the votes cast.

REVOCABILITY OF PROXIES

        Any shareholder given a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivering a later-dated proxy or a written revocation sent to Thomas Fornale, Secretary of the Company, at the office of the Bank, P.O. Box 29, New Brunswick, New Jersey 08903 or by hand delivery to 439 Livingston Avenue, New Brunswick, New Jersey. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

        This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and employees of the Company or the Bank who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The by-laws of the Company provides that the number of directors shall not be less than 5 nor more than 25 and permits the exact number to be determined from time to time by the Board of Directors. The Board has fixed the number of directors at 10.

        It is intended that the persons named in the proxy will vote for the election of the 10 nominees named below to serve as directors. Discretionary authority is solicited to vote for a lesser number of nominees or to vote for the election of a substitute nominee if, for any reason, any nominee is unable to serve or refuses to serve as a candidate for election. The Company has no reason to believe any nominee would not serve if elected.

        The following table sets forth the name and age of the Board's nominees, the nominee's position with the Company, if any, the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director. The nominee's service as a director includes prior service as a director of the Bank.


   NAME, AGE AND POSITION             PRINCIPAL OCCUPATIONS                                              DIRECTOR
   WITH COMPANY                       DURING PAST FIVE YEARS                                             SINCE
   Bruce Arbeiter, 59                 President, Rutgers Express Co. (Trucking Company)                   1981

   Joseph DeMarco, 64                 President, High Grade Beverage Company                              1975

   Dominick Faraci, 83                President, Tri-County Supply Company
                                      (Air Conditioning and Heating)                                      1975


   Carmen J. Gumina, 66               Chairman of the Board and President,
   Chairman of the Board              Brunswick Bank and Trust Company                                    1973
   and President

   Josephine Gumina, 74               Retired 1981; formerly Treasurer, Gumina Building and               1974
                                      Construction Company

   Michael Kaplan, 58                 President, Kaplan and Sons (Construction Company)                   1980

   Richard A. Malouf, 53              President, Malouf Auto Dealerships                                  1996

   John Maltese, 83                   Retired; formerly President, John Maltese Iron Works                1990

   Frederick H. Perrine, 72           President, Perrine Pontiac, Inc.                                    1975

   Robert P. Sica, 65                 President, New Brunswick Plating, Inc.                              1996

        No director of the Company is also a director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

        Carmen J. Gumina and Josephine Gumina are brother and sister.

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

        The Company held four meetings of the Board during 1998.

        The directors of the Company also serve as directors of the Bank. The Board of Directors of the Bank schedules regular meetings every second Tuesday of each month and special meetings as circumstances require. During 1998, the Board of Directors of the Bank held 10 meetings.

        The Bank maintains a Loan Committee, Audit Committee, Nominating Committee, Wage and Compensation Committee, Compliance Committee and Finance Committee. The Nominating and Wage and Compensation Committees of the Bank are appointed once a year by the Chairman of the Board of the Bank. The Loan Committee consists of 3 directors and met 10 times during 1998.

        The Audit Committee of the Bank arranges for the Bank's directors' examination through its independent public accountant, reviews and evaluates the recommendations of the directors' examination and recommends any action to be taken in connection therewith. During 1998, the Audit Committee consisted of 3 directors, Joseph DeMarco, Frederick Perrine and Richard Malouf, and met 10 times.

        The Nominating Committee of the Bank recommends a slate of nominees for election as directors. The Nominating Committee consists of 2 directors who in 1998 were Bruce Arbeiter and Frederick Perrine. The Committee met once during 1998. The Nominating Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company no later than December 31, 1999 for consideration in connection with the Company's 2000 Annual Meeting.

        The Compliance Committee of the Bank oversees the Bank's compliance program. This committee consists of 3 directors who in 1998 were Robert Sica, Michael Kaplan and Josephine Gumina. The Compliance Committee met 6 times during 1998.

        The Finance Committee of the Bank reviews and approves vendors' invoices for payment. This committee consists of 2 directors who in 1998 were Bruce Arbeiter and John Maltese. The Finance Committee met 11 times during 1998.

        During 1998 all directors except Dominick Faraci attended at least 75 percent of the aggregate of the total number of Company Board meetings and meetings of committees of the Board on which they served. Mr. Faraci only attended 60% of the scheduled meetings because, during a four month period, he was recovering from injuries he received as a result of an automobile accident.

                             DIRECTORS' COMPENSATION

        There are no director fees for the Company. Director fees for the Bank consist of $350 for each meeting of the Board of Directors attended. Directors who are members of committees of the Bank receive a fee of $125 for each committee meeting attended. Directors who render services in appraising the value of property also receive appraisal fees.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                    BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table sets forth information concerning the beneficial ownership of the Company's common stock, as of February 11, 1999, by each director, by each executive officer of the Company for whom individual compensation information is required to be set forth in the Proxy Statement pursuant to SEC rules (the "Named Officer"), by all directors and executive officers as a group, and by other principal shareholders. The Company knows of no person or group which beneficially owns 5% or more of the Company's stock, except as set forth below.

                                         Number of Shares             Percentage
                                       Beneficially Owned (1)          of Class
                                       ----------------------          --------
Directors and Named Officers:
      Bruce Arbeiter                         20,246(2)                      2.2%
      Joseph DeMarco                         28,435(3)                      3.2%
      Dominick Faraci                         4,752(4)                       .5%
      Carmen J. Gumina                      144,314(5)                     16.0%
      Josephine Gumina                       47,136                         6.4%
      Roman T. Gumina                        57,940(6)                      5.5%
      Michael Kaplan                         14,890(7)                      1.7%
      Richard A. Malouf                       1,250                          .1%
      John Maltese                           15,310                         1.7%
      Frederick H. Perrine                    2,340                          .3%
      Robert P. Sica                          3,253(8)                       .4%
Directors and Named
Officers as a Group (11 persons)            338,576                        37.5%
Other Principal Shareholders:
      Else M. Gumina
      400 South Ocean Blvd.
      Palm Beach, FL 33480                   79,808                         8.8%


        (1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

        (2) Of this total, 375 shares are held by Mr. Arbeiter in his name, 15,585 shares are held by Mr. Arbeiter and his wife jointly and 4,286 shares are held by a profit sharing plan for the benefit of Mr. Arbeiter.

        (3) Of this total, 7,023 shares are held by Mr. DeMarco in his name, 12,416 shares are held by Mr. DeMarco and his wife jointly, 7,030 shares are held by his wife in her name, 676 shares are held by a company in which he owns a substantial interest, and 1,290 shares are held by a company in which Mr. DeMarco is a partner (along with Mr. Gumina) and has substantial ownership.

        (4) Of this total, 2,317 shares are held by Mr. Faraci in his name and 2,435 shares are held jointly with his wife.

        (5) Of this total, 135,163 shares are held by Mr. Gumina in his name, 3,287 shares are held in trust for his son who resides at home, 1,290 shares are held by a company in which Mr. Gumina (along with Mr. DeMarco) is a partner and has substantial ownership, 2,720 shares are held by a company controlled by Mr. Gumina and 1,854 shares are held in his account in the Brunswick Bank and Trust Profit Sharing and Cash or Deferred Contribution Plan.

        (6) Of this total, 2,933 shares are held by his wife in her name, 7,546 shares are held in trust for his three children who reside at home, 46,680 shares are held in a family trust and 781 shares are held in his account in the Brunswick Bank and Trust Profit Sharing and Cash or Deferred Contribution Plan. Excluded from the shares reported for Mr. Gumina are 8,222 shares held by the Profit Sharing Plan (some of which are shown in the table for Directors and Named Officers). By virtue of Mr. Gumina's service of Trustee of the Plan, it may be asserted that he has beneficial ownership of such shares. He disclaims beneficial ownership of such shares.

        (7) Of this total, 12,190 shares are held by Mr. Kaplan in his name and 2,700 shares are held by his wife in her name.

        (8) Of this total, 635 shares are held by Mr. Sica in his name and 2,618 shares are held jointly with his wife.

                             EXECUTIVE COMPENSATION

        The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Company by Carmen J. Gumina, the Company's CEO and Roman T. Gumina, Executive Vice President who are the only persons that meet the definition of "Named Officer" under the SEC executive compensation disclosure rules. Carmen J. Gumina and Roman T. Gumina are father and son.

                           SUMMARY COMPENSATION TABLE

                                                                                 SECURITIES
                                                ANNUAL COMPENSATION              UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR       SALARY($)       BONUS ($)        OPTIONS/SARS(#)      COMPENSATION ($)
           (a)                      (b)          (c)              (d)                (g)                   (i)
Carmen J. Gumina, Chairman         1998        230,000          11,500            15,625(1)            132,184(2)
of the Board and President         1997        210,000          12,600                0                136,448(2)
of the Company and the Bank        1996        190,769          19,000                0                132,464(2)
Roman T. Gumina,                   1998        150,270           7,475            21,875(1)             11,966(3)
Executive Vice President           1997        117,500           7,050                0                  9,526(3)
of the Bank                        1996        100,192          10,000                0                  7,107(3)

(1) The number of shares shown here has been adjusted to reflect a five shares for four shares stock split paid on February 11, 1999.

(2) The amount of All Other Compensation represents the following contributions by the Company on behalf of Carmen J. Gumina: $120,000 to a trust pursuant to the Company's Non-Qualified Deferred Compensation Plan (which amount vested 20% on December 31 of the year contributed and vested an additional 20% on each successive December 31 for the following four years) and $12,184, $16,448, and $12,464 for the years ended December 31, 1998, 1997 and 1996, respectively, to a profit sharing and 401K plan.

(3) The amount shown here represents the Company's contribution, on behalf of Roman T. Gumina, to a profit sharing and 401K plan.

        In 1988, the Company established the Brunswick Bank and Trust Profit Sharing and Cash or Deferred Contribution Plan for eligible employees. All employees of the Bank who are 21 years of age or older and have completed one year of continuous service are eligible. The Plan consists of employer contributions and voluntary employee contributions. For the year ended December 31, 1998, the Company contributed $106,500 to the Plan of which $12,184 was for the benefit of Carmen J. Gumina and $11,966 was for the benefit of Roman T. Gumina.

        Effective as of January 1, 1995, the Company adopted a Non-Qualified Deferred Compensation Plan (the "Plan"). Under the Plan, the Company may award deferred compensation to such key employees and in such amounts as are determined from time to time by the Compensation Committee of the Board of Directors. At the time of each award, the Compensation Committee is to establish a vesting schedule to payment of the compensation on a deferred basis. The contributions made by the Corporation under the Plan are to be held in trust and managed by a plan administrator. For 1998, the only employee granted an award under the Plan was Carmen J. Gumina (see footnote 2 in the Summary Compensation Table above).

        Stock Option Plan -- The Company has a stock option plan for officers and key employees which provides for nonqualified and incentive options. The Board of Directors determines the option price (not to be less than fair market value for incentive options) at the date of grant. The options generally expire five years from the date of grant and are exercisable over the period stated in each option.

OPTION GRANTS IN 1998

        The following table shows the options granted to Named Officers in 1998, and their potential value at the end of the option term, assuming certain levels of appreciation of the Company's common stock.

                     OPTION / SAR GRANTS IN LAST FISCAL YEAR

                                                                                           Alternative to (f) and (g)
                                   Individual Grants                                            Grant Date Value
        (a)                   (b)                     (c)               (d)            (e)             (h)
                     Number of Securities      Percent of Total      Exercise
                          Underlying             Options/SARs         or Base                      Grant Date
                         Options/SARs        Granted to Employees      Price       Expiration     Present Value
        Name            Granted (#) (1)         in Fiscal Year        ($/Sh)          Date           ($) (2)
Carmen J. Gumina            15,625                  22.73%             25.60        05/12/03         324,219
Roman T. Gumina             21,875                  31.82%             25.60        05/12/03         453,906

(1) The number of shares shown here has been adjusted to reflect a five shares for four shares stock split paid on February 11, 1999.

(2) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an option term of five years, volatility at 53.58%, dividend yield of 0% and risk-free interest rate of 4.25%. The real value of the options in this table depends upon the actual performance of the Company's Stock during the applicable period. The options vest in fives years.

OPTION EXERCISES

        The following table is intended to show options exercised during the last year and the value of unexercised options held at year-end 1998 by the Company's Named Officers. The Company does not utilize stock appreciation rights ("SARs") in its compensation package, although the Commission rules require that SARs be reflected in Table headings.

               AGGREGATED OPTION / SAR EXERCISES IN LAST YEAR END

        (a)                       (b)                    (c)                  (d)                        (e)
                                                                     Number of Securities       Value of Unexercised
                                                                    Underlying Unexercised          In-the-Money
                                                                        Options/SARs               Options/SARs
                                                                        at Year-End (#)         at Year-End ($) (1)
                          Shares Acquired             Value              Exercisable/               Exercisable/
        Name                on Exercise (#)         Realized ($)         Unexercisable              Unexercisable
Carmen J. Gumina                   0                      0                0/14,063                   0/14,063
Roman T. Gumina                    0                      0                0/19,688                   0/19,688

NOTES:

(1) Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year-end.

        Except as described above, there are no employment contracts, termination arrangements or change in control arrangements between the Company or the Bank and any of the executive officers.

                          EXECUTIVE COMPENSATION REPORT

        The following report was prepared by the Board of Directors of Brunswick Bancorp.

        Brunswick Bank and Trust is the primary subsidiary of Brunswick
Bancorp. The compensation of senior officers of the Bank is determined by, or under the direction of, the full Board of Directors of the Bank. While the Board of Directors of the Bank may set compensation itself, or act through its Wage and Compensation Committee, which is currently composed of Carmen J. Gumina, President of the Bank, and Bruce Arbeiter, a non-management director of the Bank, actual practice in recent years has been for the Bank's President to set compensation, with the exception of stock options, for all senior officers, including himself, subject to the Board's right to modify or rescind his decisions.

        In determining the compensation of each senior officer for 1998, the President based his decisions on the particular officer's responsibilities, background and prior year's performance, as well as the performance of the Bank as a whole and the performance anticipated from the officer during 1999. The Board of Directors of the Bank did not modify or rescind any compensation decisions made by the President with respect to 1998.

        During 1998, Carmen J. Gumina's base compensation was set at $230,000 per year. This rate was based on Mr. Gumina's responsibilities, background and performance, and the performance of the Bank as a whole.

        The Bank has a profit sharing and 401K plan for which all employees, including executive officers, are eligible for participation. Vested contributions under this plan are one way in which executive compensation is related to the performance of the Bank as a whole. In 1998, executive officers of the Bank as a group received a total of $35,005 under the plan.

        Effective as of January 1, 1995, the Company adopted the Non-Qualified Deferred Compensation (the "Plan"). The Plan is intended to foster sustained financial growth through the retention of valuable employees. Under the Plan, the Company may award deferred compensation to key employees. For 1998, the Company granted an award of $120,000 under the Plan to Carmen J. Gumina; this award vested 100% on December 31, 1998.

        During 1998 the Board of Directors approved a Non-Qualified Stock Option Plan to key personnel of the Bank. The responsibility for establishing stock option awards rests with the Stock Option Committee. The Stock Option Committee makes recommendations for awards based upon the following criteria:

        (1) The performance of the officer or employee of the Bank.

        (2) The benefit which the Company has derived as a result of the efforts of the award candidate.

        (3) The Company's desire to encourage long-term employment of the award candidate.

                   THE BOARD OF DIRECTORS OF BRUNSWICK BANCORP

Bruce Arbeiter                Carmen J. Gumina              Richard A. Malouf
Joseph DeMarco                Josephine Gumina              John Maltese
Dominick Faraci               Michael Kaplan                Frederick H. Perrine
                                                            Robert P. Sica

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Among those who served on the board of directors of the Company during 1998 and thus were ultimately responsible for setting executive officer compensation, Carmen J. Gumina is himself an executive officer of the Company.

        Mr. Gumina and his associates were customers of and had transactions with the Bank in the ordinary course of business during the year ended December 31, 1998. Similar transactions may be expected to take place with the Bank in the future. Outstanding loans and commitments made by the Bank in transactions with Mr. Gumina and his associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectability or present other unfavorable features.

        The Bank leases one of its operating locations from Cardal Associates. Carmen J. Gumina, President and Chairman of the Board of the Company, is the sole principal in Cardal Associates. Rent paid to Cardal Associates by the Bank totalled $309,544 for the year ended December 31, 1998. The Company anticipates a rental amount relatively unchanged for 1999.

        The Bank performs servicing of two loans which are owned by Anpol Associates, an entity in which Carmen J. Gumina, President and Chairman of the Board of the Company, owns a 33% interest. As of December 31, 1998, loans serviced for Anpol totaled $626,328. The Bank retains the servicing on the one loan, for Carmen J. Gumina which has an outstanding principal balance of $60,968 as of December 31, 1998. The loan participation sold and the servicing performed are done on substantially the same terms as those prevailing at the time for comparable transactions with other parties.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

        The Company has had, and may be expected to have in the future, transactions with directors, principal officers, their immediate families, and affiliated companies in which directors are principal stockholders (commonly referred to as related parties). The Bank has made loans to its directors and officers and their associates. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. Other material transactions are described above under the caption "Compensation Committee Interlocks and Insider Participation."

                                PERFORMANCE GRAPH

        This graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1993 in: (a) Brunswick Bancorp common stock; (b) the Standard & Poor's (S&P) 500 Stock Index; and (c) Keefe, Bruyette & Woods, Inc. KBW Eastern Region Sub-Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends, (stock or cash) and increases or decreases in the market price of the stock.

                             INDEX OF TOTAL RETURNS
                 BASED ON DIVIDENDS AND MARKET PRICE OF STOCK -
                      DOES NOT REFLECT EARNINGS PERFORMANCE

CHART                         1993    1994       1995      1996     1997      1998
-----                        ------   ------    ------    ------    ------    ------
Brunswick Bancorp            100.00   144.01    172.81    172.81    299.54    368.66
S&P 500                      100.00   101.32    139.38    171.40    228.58    293.91
Eastern Region Sub-Index     100.00    88.77    160.69    206.69    330.74    344.57

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Michael R. Ferraro, Certified Public Accountant, is the successor to the firm of Ferraro, Wood & Company, Certified Public Accountants, which dissolved on October 31, 1998. Michael R. Ferraro, Certified Public Accountant, and its predecessor firms, have served as the Bank's and the Company's independent public accountants since 1978. Michael R. Ferraro, Certified Public Accountant, audited the Company's 1998 financial statements. Selection of the Company's independent public accountants for the 1999 fiscal year will be made by the Board of Directors subsequent to the Annual Meeting.

        A representative of Michael R. Ferraro, Certified Public Accountant, will be present at the Annual Meeting to be available to answer appropriate questions and will have the opportunity to make a statement if he so desires.

                              SHAREHOLDER PROPOSALS

        New Jersey corporate law requires that the notice of a regular or special shareholders' meeting specify the purposes of the meeting. Thus, a shareholder proposal must be referred to in the Company's notice of the meeting for the proposal to be validly considered at an annual meeting.

        Any shareholder who wishes to have a proposal included in the Company's notice of shareholders' meeting, proxy statement and proxy card for its 2000 annual meeting must submit the proposal to the Secretary of the Company by the applicable deadline. The deadline is December 16, 1999, subject to change as noted below.

        If the Company changes its 2000 annual meeting date to a date more than 30 days from the date of its 1999 annul meeting, then the deadline will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes its meeting date and alters the deadline, the Company will specify the new deadline in Item 5 of its first Form 10-Q filed with the SEC after the date change. If it is not practical to use the 10-Q to inform shareholders, the Company will inform its shareholders about the change in another way.

                                  OTHER MATTERS

        The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendations of the Board of Directors.

        Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to the Company in the enclosed envelope.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Carmen J. Gumina
                                           Carmen J. Gumina
                                           Chairman of the Board and President

New Brunswick, New Jersey
April 14, 1999

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCEPT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO MR. THOMAS FORNALE, SECRETARY, BRUNSWICK BANCORP, 439 LIVINGSTON AVENUE, NEW BRUNSWICK, NEW JERSEY 08901.

P R O X Y
                               BRUNSWICK BANCORP

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TUESDAY, APRIL 27, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Brand and Jack Mula, and each of them, as Proxy, with full power of substitution, to vote all of the stock of BRUNSWICK BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of Brunswick Bancorp, to be held at the branch office of Brunswick Bank and Trust Company, 439 Livingston Ave., New Brunswick, N.J., on Tuesday, April 27, 1999, at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified below. If no choice is specified, the proxy will be voted FOR the nominees for Director listed below.

     The Board of Directors recommends a vote FOR the nominees listed on the Proxy Statement.

     1. ELECTION OF 10 DIRECTORS

            [ ] FOR the nominees listed below (except as marked to the contrary below)

            [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

BRUCE ARBEITER, JOSEPH DEMARCO, DOMINICK FARACI, CARMEN J. GUMINA, JOSEPHINE GUMINA, MICHAEL KAPLAN, RICHARD A. MALOUF, JOHN MALTESE, FREDERICK PERRINE, ROBERT P. SICA.

   Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the following line:

--------------------------------------------------------------------------------
                                                                          (OVER)

2. In their discretion, upon other matters as may properly come before the meeting.


          DATED:____________________________________, 1999


          ______________________________________________________
          Signature


          _______________________________________________________
          Signature



          (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

          PLEASE COMPLETE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.